Exhibit 10.3

                                    FORM OF

                  CHANGE IN CONTROL SEVERANCE PAYMENT AGREEMENT


         THIS AGREEMENT (the "Agreement") made and entered into as of this ___ day of ______________, 2002, by and between COMMUNITY BANKSHARES, INC., a Georgia corporation (the "Company"), and _______________ ("Executive").

                              W I T N E S S E T H:

         WHEREAS, Executive is a key employee of the Company and an integral part of the Company's management; and

         WHEREAS, the Company desires to assure both itself and its key employees of continuity of management and objective judgment in the event of any Change in Control of the Company, and to induce its key employees to remain employed by the Company; and

         WHEREAS, the Company desires to provide compensation and benefits to Executive in the event of the termination of his employment under certain circumstances; and

         WHEREAS, the Company and Executive have determined it is in their mutual best interests to enter into this Agreement;

         NOW, THEREFORE, the parties hereby agree as follows:

         1. TERM OF AGREEMENT.

         Unless earlier terminated as hereinafter provided, this Agreement shall commence on the date hereof and shall be for a rolling, five-year term (the "Term") and shall be deemed to extend automatically, without further action by either the Company or Executive, each day for an additional day, such that the remaining term of the Agreement shall continue to be five years; provided, however, that either party may, by written notice to the other, cause this Agreement to cease to extend automatically and, upon such notice, the "Term" of this Agreement shall be the five-year period following the date of such notice and this Agreement shall terminate upon the expiration of such Term. This Agreement shall not be considered an employment agreement and in no way guarantees Executive the right to continue in the employment of the Company or its affiliates. Executive's employment is considered employment at will, subject to Executive's right to receive payments and benefits upon certain terminations of employment as provided below.

         2.       DEFINITIONS.

         For purposes of this Agreement, the following terms shall have the meanings specified below:

         2.1 "BASE SALARY." Executive's annual salary in effect on his Date of Termination or, if greater, Executive's highest rate of annual salary in effect during the six-month period prior to his Date of Termination.

         2.2 "BOARD" or "BOARD OF DIRECTORS." The Board of Directors of Community Bankshares, Inc., or its successor.

         2.3 "CAUSE." The involuntary termination of Executive by the Company for the following reasons shall constitute a termination for Cause:

                  (a) If termination shall have been the result of an act or acts by the Executive which have been found in an applicable court of law to constitute a felony (other than traffic-related offenses);

                  (b) If termination shall have been the result of an act or acts by the Executive which are in the good faith judgment of the Board to be in violation of law or of policies of the Company and which result in demonstrably material injury to the Company;

                  (c) If termination shall have been the result of an act or acts of proven or undenied dishonesty by the Executive resulting or intended to result directly or indirectly in significant gain or personal enrichment to the Executive at the expense of the Company; or

                  (d) Upon the willful and continued failure by the Executive substantially to perform his duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness not constituting a Disability, as defined herein), after a demand in writing for substantial performance is delivered by the Board or President, which demand specifically identifies the manner in which the Board or President believes that the Executive has not substantially performed his duties, and such failure results in demonstrably material injury to the Company.

         With respect to clauses (b), (c) or (d) above of this Section, Executive shall not be deemed to have been involuntarily terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board (after reasonable notice to Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive was guilty of conduct set forth above in clauses (b), (c) or (d) and specifying the particulars thereof in detail. For purposes of this Agreement, no act or failure to act by Executive shall be deemed to be "willful" unless done or omitted to be done by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interests of the Company.

         2.4 "CHANGE IN CONTROL." A Change in Control of the Company shall be deemed to occur upon:

                  (a) The acquisition (other than from the Company) by any Person of Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that for purposes of this Section 2.4, Person shall not include any person who on the date hereof owns 10% or more of the Company's outstanding securities, and a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the combined voting power of the Company's then
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outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (ii) any corporation, which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition; or

                  (b) Approval by shareholders of the Company of (1) a merger or consolidation involving the Company if the shareholders of the Company immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation, or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

                  (c) A change in the composition of the Board such that the individuals who, on the date hereof, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this Section 2.4, any individual who becomes a member of the Board subsequent to the date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board; or

                  (d) The Company's termination without cause of J. Alton Wingate as the Chief Executive Officer of the Company, or the death or total and permanent disability of J. Alton Wingate.

         2.5 "CHANGE IN CONTROL DATE." The date six months prior to the date of the Change in Control.

         2.6 "CIC SEVERANCE PERIOD." A period equal to the lesser of (i) thirty-six (36) months from Executive's Date of Termination or (ii) the number of months (rounded to the nearest month) from Executive's Date of Termination until the date he or she attains age 70.

         2.7 "CODE." The Internal Revenue Code of 1986, as it may be amended from time to time.

         2.8 "COMPANY." Community Bankshares, Inc., a Georgia corporation, or any successor to its business and/or assets.

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

         2.9 "DATE OF TERMINATION." The date specified in the Notice of Termination (which, unless otherwise required by this Agreement, may be immediate) as the date upon which the Executive's employment with the Company is to cease. In the case of termination by Executive for Good Reason, the Date of Termination shall not be less than thirty (30) days nor more than sixty (60) days from the date the notice of termination is given.

         2.10 "DISABILITY." Disability shall have the meaning ascribed to such term in the Company's long-term disability plan covering the Executive, or in the absence of such plan, a meaning consistent with Section 22(e)(3) of the Code.

         2.11 "GOOD REASON." A Good Reason for termination by Executive of Executive's employment shall mean the occurrence (without the Executive's express written consent) during the 6-month period prior to, or within the twenty-four (24) month period following, the date of a Change in Control of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraphs (a),
(b), (d), or (e) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                  (a) the substantial adverse alteration in the nature or status of Executive's responsibilities at the Company from those in effect immediately prior to the Change in Control Date; or

                  (b) the removal of Executive from, or the failure to reelect or reappoint him to any of the positions he held at the Change in Control Date, except in connection with a promotion, termination for Cause, Disability or voluntary termination; or

                  (c) the required relocation of Executive to a location outside of the area of Habersham County, Georgia and its contiguous counties or the Company's requiring Executive to be based anywhere other than the Company's principal executive offices, except for required travel on the Company's business to an extent substantially consistent with Executive's travel obligations on the Change in Control Date; or

                  (d) a material reduction from those in effect on the Change in Control Date in the levels of coverage of Executive under the Company's director and officer liability insurance policy or indemnification commitments; or

                  (e) after the Change in Control Date, a substantial reduction in Executive's Base Salary, a material reduction in his incentive compensation or the failure by the Company to continue to provide Executive with benefits substantially similar to those enjoyed by Executive under any of the Company's deferred compensation, life insurance, medical, health and accident or disability plans in which Executive was participating at the Change in Control Date, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive Executive of any material fringe benefit enjoyed by Executive at the Change in Control Date.

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

         Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness, except for a Disability as defined in Section 2.10 above. Unless Executive otherwise consents in writing, Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

         2.12 "NOTICE OF TERMINATION." A written notice from one party to the other party specifying the Date of Termination and which sets forth in reasonable detail the facts and circumstances relating to the basis for termination of Executive's employment.

         2.13 "PERSON." Any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

         2.14 "WINDOW PERIOD." The thirty (30) day period commencing on the first anniversary of the date of a Change in Control.

         3. SCOPE OF AGREEMENT.

         This Agreement provides for the payment of compensation and benefits to Executive in the event in connection with a Change in Control his employment is involuntarily terminated by the Company without Cause, the Executive terminates his employment for Good Reason, or the Executive terminates his employment during the Window Period.. If Executive is terminated by the Company for Cause, dies, incurs a Disability or voluntarily terminates employment (other than for Good Reason or during the Window Period), this Agreement shall terminate, and Executive shall be entitled to no payments of compensation or benefits pursuant to the terms of this Agreement; provided that in such events, Executive will be entitled to whatever benefits are payable pursuant to the terms of any health, life insurance, disability, welfare, retirement, deferred compensation, or other plan or program maintained by the Company.

         4. BENEFITS UPON TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL.

         If a Change in Control occurs during the term of this Agreement and the Executive's employment is terminated (a) within six (6) months prior to or twenty-four (24) months following the date of the Change in Control, and if such termination is an involuntary termination by the Company without Cause (and does not arise as a result of death or Disability) or a termination by Executive for Good Reason (as defined in Section 2.11 above), or (b) by the Executive during the Window Period (as defined in Section 2.14 above), Executive shall be entitled to the compensation and benefits described in this Section 4. If Executive does not participate in a particular plan or program at the Change in Control Date (or if the Company no longer maintains or offers such plan or program at the Change in Control Date) then the provisions of this Section 4 related to such plan or program shall not apply to Executive.

         4.1 BASE SALARY. Executive shall continue to receive his Base Salary (subject to withholding of all applicable taxes) for the entire CIC Severance Period (as defined in Section 2.6 above), in the same manner as it was being paid as of his Date of Termination. While the


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

Company intends to pay Executive's Base Salary on a periodic basis, the Company may, in its sole discretion, decide that the Base Salary payments provided for under this Section 4.1 shall be paid in a single lump sum payment, to be paid not later than 30 days after Executive's Date of Termination; provided, further, that the amount of any such lump sum payment shall be determined by taking the salary payments to be made and discounting them to their Present Value (as defined in Section 5.5(d)) on the date the payment to Executive is made. The lump sum payment under this Section 4.1 shall not alter the amounts Executive is entitled to receive under the benefit plans described in Sections 4.3 and 4.4. Benefits under such plans shall be determined as if Executive had received such salary payments over the CIC Severance Period.

         4.2 ANNUAL BONUS. Executive shall be entitled to bonus payments from the Company as follows:

                  (a) Notwithstanding the terms of any bonus plan to the contrary, for fiscal years that ended prior to the Executive's Date of Termination, but for which no annual bonus payments have been paid as of his Date of Termination, Executive shall receive a bonus calculated using the actual results for all performance criteria. Such payment shall be payable at the time such bonus amounts are paid to other participants, or if previously paid to other participants, no later than 30 days after the Executive's Date of Termination.

                  (b) In addition to the bonus payment payable under (a) above, Executive shall be entitled to an additional bonus payment equal to the average of the bonuses earned by him for the two fiscal years in which bonuses were paid immediately preceding the year in which his Date of Termination occurs, multiplied by three (3) or, if less, multiplied by a number (which need not be a whole number) equal to the number of months in the CIC Severance Period divided by 12. Such bonus amount shall be payable in a lump sum within 30 days following the Executive's Date of Termination.

                  (c) For purposes of this Section 4.2, the Executive's prior bonuses shall include any bonus paid by the Company and any bonus paid by, or resulting from services performed for, a subsidiary or affiliate of the Company, including Community Bank & Trust and Financial Supermarkets, Inc.

         4.3      HEALTH AND LIFE INSURANCE COVERAGES.

                  (a) The group health care (including any executive medical plan) and group term life insurance benefits coverages provided to Executive at his Date of Termination shall be continued at the same level as for active executives and in the same manner as if his employment under this Agreement had not terminated, beginning on the Date of Termination and ending on the last day of the CIC Severance Period. Any additional coverages Executive had at termination, including dependent coverage, will also be continued for such period on the same terms, to the extent permitted by the applicable policies or contracts. Any costs Executive was paying for such coverages at the time of termination shall be paid by deducting such amounts from the payments under
Section 4.1 above or by Executive by separate check payable to the Company each month in advance. If the terms of any benefit plan referred to in this Section, or the laws applicable to such plan do not permit continued participation by Executive, then the Company will arrange for


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

other coverage(s) satisfactory to Executive at the Company's expense which provides substantially similar benefits or, at Executive's election, will pay Executive a lump sum amount equal to the costs of such coverage(s) for the CIC Severance Period.

                  (b) For purposes of any individual executive life insurance policy (or policies) maintained by the Company for Executive, the Company shall continue to pay the premiums for such policy or policies during the CIC Severance Period.

         4.4 RETIREMENT PLANS. Executive will be entitled to continue to participate, consistent with past practices, for the CIC Severance Period in the Company's 401(k) Plan and Employee Stock Ownership Plan (ESOP) (or any successor or replacement plans) as in effect as of his Date of Termination. Executive's participation in the 401(k) Plan and ESOP shall continue for the CIC Severance Period and the compensation payable to Executive under Section 4.2(b) above shall be treated (unless otherwise excluded) as compensation under the plan as if it were paid on a monthly basis. Executive will receive an amount equal to the Company's contributions to the 401(k) Plan, assuming Executive had participated in such plan at the maximum permissible contributions level. If continued participation in any plan is not permitted by the plan or by applicable law, the Company shall pay to Executive or, if applicable, his beneficiary, a supplemental benefit equal to the present value on the Date of Termination (calculated as provided in the plan) of the excess of (i) the benefit Executive would have been paid under such plan if he had continued to be covered for the CIC Severance Period (less any amounts Executive would have been required to contribute), over (ii) the benefit actually payable under such plan. The Company shall pay such additional benefits in a lump sum within 30 days of his Date of Termination.

         4.5 AUTOMOBILE, CLUB DUES. Executive shall be provided for the CIC Severance Period at the Company's expense with an automobile (and related automobile expenses) commensurate with the practice in effect for executives at his level at the date of the Change in Control, and payment of club dues and assessments in accordance with the current practice for executives at his level.

         4.6 OTHER BENEFITS. Except as expressly provided herein, all other fringe benefits provided to Executive as an active employee of the Company (e.g., long-term disability, AD&D, etc.), shall cease on his Date of Termination, provided that any conversion or extension rights applicable to such benefits shall be made available to Executive at his Date of Termination or when such coverages otherwise cease at the end of the CIC Severance Period.

         5. LIMITATION ON BENEFITS.

         5.1 Notwithstanding anything in this Agreement to the contrary, any benefits payable or to be provided to Executive by the Company or its affiliates, whether pursuant to this Agreement or otherwise, which are treated as Severance Payments shall, but only to the extent necessary, be modified or reduced in the manner provided in 5.2 below so that the benefits payable or to be provided to Executive under this Agreement that are treated as Severance Payments, as well as any payments or benefits provided outside of this Agreement that are so treated, shall not cause the Company to have paid an Excess Severance Payment. In computing


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

such amount, the parties shall take into account all provisions of Code Section 280G, and the regulations thereunder, including making appropriate adjustments to such calculation for amounts established to be Reasonable Compensation.

         5.2 In the event that the amount of any Severance Payments which would be payable to or for the benefit of Executive under this Agreement must be modified or reduced to comply with this Section 5, Executive shall direct which Severance Payments are to be modified or reduced; PROVIDED, HOWEVER, that no increase in the amount of any payment or change in the timing of the payment shall be made without the consent of the Company.

         5.3 This Section 5 shall be interpreted so as to avoid the imposition of excise taxes on Executive under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G(a) of the Code with respect to amounts payable under this Agreement or otherwise. Notwithstanding the foregoing, in no event will any of the provisions of this Section 5 create, without the consent of Executive, an obligation on the part of Executive to refund any amount to the Company following payment of such amount.

         5.4 In addition to the limits otherwise provided in this Section 5, to the extent permitted by law, Executive may in his sole discretion elect to reduce any payments he may be eligible to receive under this Agreement to prevent the imposition of excise taxes on Executive under Section 4999 of the Code.

         5.5 For purposes of this Section 5, the following definitions shall apply:

                  (a) "EXCESS SEVERANCE PAYMENT". The term "Excess Severance Payment" shall have the same meaning as the term "excess parachute payment" defined in Section 280G(b)(1) of the Code.

                  (b) "SEVERANCE PAYMENT". The term "Severance Payment" shall have the same meaning as the term "parachute payment" defined in Section 280G(b)(2) of the Code.

                  (c) "REASONABLE COMPENSATION". The term "Reasonable Compensation" shall have the same meaning as provided in Section 280G(b)(4) of the Code. The parties acknowledge and agree that, in the absence of a change in existing legal authorities or the issuance of contrary authorities, amounts received by Executive as damages under or as a result of a breach of this Agreement shall be considered Reasonable Compensation.

                  (d) "PRESENT VALUE". The term "Present Value" shall have the same meaning as provided in Section 280G(d)(4) of the Code.

         6.       MISCELLANEOUS.

         6.1 NO OBLIGATION TO MITIGATE. Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement


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be reduced by any compensation earned by Executive as a result of employment by another employer after the Date of Termination or otherwise

         6.2 CONTRACT NON-ASSIGNABLE. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills and knowledge of Executive, and agree that this Agreement may not be assigned or transferred by Executive.

         6.3      SUCCESSORS; BINDING AGREEMENT.

                  (a) In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or that acquires a controlling stock interest in the Company to expressly assume and agree to perform this Agreement, in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effective date of such succession shall be a breach of this Agreement and shall entitle the Executive to compensation and benefits from the Company under
Section 4 in the amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate Executive's employment for Good Reason.


                  (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive shall die while any amount is still payable to Executive hereunder (other than amounts which, by their terms, terminate upon the death of Executive), all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of Executive's estate.

         6.4 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or seven days after mailing if mailed first class, certified mail, postage prepaid, addressed as follows:

         If to the Company:         Community Bankshares, Inc.
                                    Attention:  Alton Wingate
                                    474 Main Street
                                    Cornelia, Georgia  30501

         If to Executive:
                                    ___________________________
                                    ___________________________


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Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

         6.5 PROVISIONS SEVERABLE. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

         6.6 WAIVER. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

         6.7 AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

         6.8 GOVERNING LAW. The validity and effect of this Agreement shall be governed by and be construed and enforced in accordance with the laws of the State of Georgia.

         6.9      DISPUTES; LEGAL FEES; INDEMNIFICATION.

                  (a) DISPUTES - All claims by Executive for compensation and benefits under this Agreement shall be in writing and shall be directed to and be determined by the Board. Any denial by the Board of a claim for benefits under this Agreement shall be provided in writing to Executive within 30 days of such decision and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to Executive for a review of its decision denying a claim and shall further allow Executive to appeal in writing to the Board a decision of the Board within sixty (60) days after notification by the Board that Executive's claim has been denied. To the extent permitted by applicable law, any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Habersham County, Georgia, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

                  (b) LEGAL FEES - If, in connection with a Change in Control, Executive terminates his employment for Good Reason or if the Company involuntarily terminates Executive without Cause, then, in the event Executive incurs legal fees and other expenses in seeking to obtain or to enforce any rights or benefits provided by this Agreement and is successful, in whole or in any significant part, in obtaining or enforcing any such rights or benefits through settlement, mediation, arbitration or otherwise, the Company shall promptly pay Executive's reasonable legal fees and expenses and related costs incurred in enforcing this Agreement including, without limitation, attorneys fees and expenses,


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experts fees and expenses, investigative fees, and travel expenses. Except to the extent provided in the preceding sentence, each party shall pay its own legal fees and other expenses associated with any dispute under this Agreement.

                  (c) INDEMNIFICATION. During the Term of this Agreement and after Executive's termination, the Company shall indemnify Executive and hold Executive harmless from and against any claim, performance as an officer, director or employee of the Company or any of its subsidiaries or other affiliates or in any other capacity, including any fiduciary capacity, in which Executive serves at the Company's request, in each case to the maximum extent permitted by law and under the Company's Articles of Incorporation and By-Laws (the "Governing Documents"), provided that in no event shall the protection afforded to Executive hereunder be less than that afforded under the Governing Documents as in effect on the date of this Agreement except from changes mandated by law.


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


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                     EXECUTIVE:



                                                     ---------------------------

                                                     COMMUNITY BANKSHARES, INC.


                                                     By:
                                                        ------------------------

Attest:


------------------------------
Secretary

(CORPORATE SEAL)



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